                                                 Exhibit 5.1

[LETTERHEAD OF PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP]
February 23, 2015
Spirit Airlines, Inc.
2800 Executive Way
Miramar, Florida 33025
Registration Statement on Form S-3ASR

Ladies and Gentlemen:
In connection with the Registration Statement on Form S-3ASR (the “Registration Statement”) of Spirit Airlines, Inc., a Delaware corporation (the “Company”), filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”), you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of the following securities (together, the “Securities”):

A.	senior debt securities, senior subordinated debt securities and subordinated debt securities of the Company (the “Debt Securities”);

B.	shares of preferred stock (including shares issued upon conversion of Debt Securities) of the Company, par value $0.0001 per share (the “Preferred Stock”);

C.	shares of voting and non-voting common stock (including shares issued upon conversion of Debt Securities or Preferred Stock) of the Company, par value $0.0001 per share (the “Common Stock”);

D.	warrants to purchase Debt Securities, Preferred Stock, Common Stock or any combination of them (the “Warrants”);

E.	rights to purchase Common Stock, Preferred Stock or Debt Securities (the “Rights”);

F.
purchase contracts representing the Company’s obligation to sell Debt Securities, Preferred Stock, Common Stock, Warrants or debt obligations of third parties, including government securities (the “Purchase Contracts”);

G.
units consisting of any combination of two or more of Debt Securities, Preferred Stock, Common Stock, Warrants, Rights, Purchase Contracts or debt obligations of third parties, including government securities (the “Units”); and

H.	pass through certificates (the “Pass Through Certificates”) issued by one or more trusts to be formed by the Company for such purpose.
The Securities are being registered for offering and sale from time to time as provided by Rule 415 under the Act.

The Debt Securities are to be issued under an indenture to be entered into between the Company and Wilmington Trust, National Association, as trustee (the “Indenture”). The Warrants are to be issued under warrant agreements, each between the Company and a warrant agent to be identified in the applicable agreement (each, a “Warrant Agreement”). The Purchase Contracts will be issued under purchase contract agreements, each between the Company and a purchase contract agent to be identified in the applicable agreement (each, a “Purchase Contract Agreement”). The Rights are to be issued under rights agreements, each between the Company and a rights agent to be identified in the applicable agreement (each, a “Rights Agreement”). The Units are to be issued under unit agreements, each between the Company and a unit agent to be identified in the applicable agreement (each, a “Unit Agreement”). The Pass Through Certificates are to be issued under a pass through trust agreement to be entered into between the Company and Wilmington Trust, National Association, as trustee (the “Pass Through Trustee”) under such agreement (the “Pass Through Trust Agreement”), as supplemented by one or more trust supplements (each, a “Trust Supplement”).
In connection with the furnishing of this opinion, we have examined original, or copies certified or otherwise identified to our satisfaction, of the following documents:
1.the Registration Statement;
2.the form of Indenture (including the form of Debt Securities included therein) identified as Exhibit 4.2 to the Registration Statement; and
3.the form of Pass Through Trust Agreement (including the form of Pass Through Certificates included therein).
In addition, we have examined (i) such corporate records of the Company, including a copy of the certificate of incorporation, as amended, and by-laws, as amended, of the Company and copies of resolutions of the board of directors of the Company relating to the issuance of the Securities, and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the documents reviewed by us and upon certificates of public officials and the officers of the Company.
In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all such latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.
We have also assumed, without independent investigation, that (i) any Indenture will be duly authorized, executed and delivered by the parties thereto in substantially the form filed as an exhibit to the Registration Statement, (ii) any Pass Through Trust Agreement will be duly authorized, executed and delivered by the parties thereto in substantially the form filed as an exhibit to the Registration Statement, (iii) each of the Warrant Agreements, the Rights Agreements, the Purchase Contract Agreements, the Unit Agreements any supplemental indenture or Trust Supplement and any other agreement entered into, or officer’s certificates or board resolutions delivered, in connection with the issuance of the Securities will be duly authorized, executed and delivered by the parties to such agreements (such agreements and documents, together with any Indenture or Pass Through Trust Agreement, are referred to collectively as the “Operative Agreements”), (iv) each Operative Agreement, when so authorized, executed and delivered, will constitute a legal, valid and binding obligation of the parties thereto (other than the Company), (v) the Warrants, the Rights, the Purchase Contracts, the Units and any related Operative Agreements will be governed by the laws of the State of New York, (vi) in the case of Purchase Contracts or Units consisting at least in part of debt obligations of third parties, such debt obligations at all relevant times constitute the legal, valid and binding obligations of the issuers thereof enforceable against the issuers thereof in accordance with their terms, and (vii) the execution, delivery and performance of the Operative Agreements and the Securities and issuance of the Securities do not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject or violate applicable law or contravene any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.
With respect to the Securities of a particular series or issuance, we have assumed that (i) the issuance, sale, number or amount, as the case may be, and terms of the Securities to be offered from time to time will be duly authorized and established, in accordance with the organizational documents of the Company, the laws of the State of New York, the laws of the State of Delaware, and any applicable Operative Agreement, (ii) prior to the issuance of a series of Preferred Stock, an appropriate certificate of designation or board resolution relating to such series of Preferred Stock will have been duly authorized by the Company and filed with the Secretary of State of Delaware, (iii) the Securities will be duly authorized, executed, issued and delivered by the Company, and, in the case of Debt Securities, Warrants, Rights, Purchase Contracts, Units and Pass Through Certificates, duly authenticated or delivered by the applicable trustee or agent, in each case, against payment by the purchaser at the agreed-upon consideration, and (iv) the Securities will be issued and delivered as contemplated by the Registration Statement and the applicable prospectus supplement.
Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1.When the specific terms of a particular issuance of Debt Securities (including any Debt Securities duly issued upon exercise, exchange or conversion of any Security in accordance with its terms) have been duly authorized by the Company and such Debt Securities have been duly executed, authenticated, issued and delivered, and, if applicable, upon exercise, exchange or conversion of any Security in accordance with its terms, such Debt Securities will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.
2.Upon due authorization by the Company of the issuance and sale of shares of a series of Preferred Stock, and, if applicable, upon exercise, exchange or conversion of any Security in accordance with its terms, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.
3.Upon due authorization by the Company of the issuance and sale of shares of Common Stock, and, if applicable, upon exercise, exchange or conversion of any Security in accordance with its terms, such shares of Common Stock will be validly issued, fully paid and non-assessable.
4.When the specific terms of a particular issuance of Warrants have been duly authorized by the Company and such Warrants have been duly executed, authenticated, issued and delivered, such Warrants will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.
5.When any Rights have been duly authorized, executed and delivered by the Company, the Rights will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.
6.When any Purchase Contracts have been duly authorized, executed and delivered by the Company, such Purchase Contracts will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.
7.When the Units have been duly authorized, issued and delivered by the Company, the Units will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.
8.When the specific terms of a particular issuance of Pass Through Certificates have been duly authorized by the Company and such Pass Through Certificates have been duly executed,

authenticated and delivered, such Pass Through Certificates will constitute legal, valid and binding obligations of the Pass Through Trustee as trustee of the applicable pass through trust, enforceable against such trustee in accordance with their terms.
The opinions expressed above as to enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), and (iii) requirements that a claim with respect to any Securities in denominations other than in United States dollars (or a judgment denominated other than into United States dollars in respect of the claim) be converted into United States dollars at a rate of exchange prevailing on a date determined by applicable law. Further, we express no opinions concerning the enforceability of indemnification provisions in any Trust Supplement to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.
The opinions expressed above are limited to the laws of the State of New York and the Delaware General Corporation Law. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws that are currently in effect.
We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP